EXHIBIT 10.5

Amendment No. 3 to Statement of Work No. Two

THIS AMENDMENT No. 3 (hereinafter "Amendment 3") to Statement of Work No. Two is effective as of September 27, 2018 (the "Amendment 3 Effective Date") by and between HTG Molecular Diagnostics, Inc. ("HTG") and QIAGEN Manchester Limited (“QIAGEN").

Whereas, QIAGEN and HTG entered into that certain Statement of Work No. Two, dated June 2, 2017 ("SOW 2"), first amended effective July 2, 2018 ("Amendment 1"), and again amended effective August 14, 2018 ("Amendment 2") (collectively, the "Agreement") and the parties now desire to modify their profit-sharing arrangement under the Agreement;

Now, therefore, based upon the above premise, and in consideration of the mutual covenants and conditions contained in the Agreement and herein, the parties agree as follows:

1. Solely for purposes of the original development activities contemplated under SOW 2, as exchanged between the parties on October 30, 2017 (the “Original Development Activities"), the profit sharing activities contemplated in paragraph 6.5 of SOW 2 shall commence upon the later of the completion of the Original Development Activities or the Amendment 3 Effective Date, rather than at the end of each calendar quarter. The foregoing modification shall apply only to those Original Development Activities which have been or will be completed and which have not yet been subject to profit-sharing as of the Amendment 3 Effective Date.

2. Solely for purposes of the additional development activities contemplated under Amendment 1 to SOW 2, as exchanged between the parties on August 2, 2018 (the "Amendment 1 Development Activities"), the profit sharing activities contemplated in paragraph 6.5 of SOW 2 shall commence upon the later of the completion of the Amendment 1 Development Activities or the Amendment 3 Effective Date, rather than at the end of each calendar quarter. The foregoing modification shall apply only to those Amendment 1 Development Activities which have been or will be completed and which have not yet been subject to profit-sharing as of the Amendment 3 Effective Date.

3. Except as noted above, the Agreement as originally stated shall remain in full force and effect.

4.

This Amendment may be executed in one of more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Facsimile or other electronically transmitted signatures shall be deemed original signatures.

HTG/QIAGEN CONFIDENTIAL	Page 1 of 2

IN WITNESS WHEREOF, HTG and QIAGEN each has caused this Amendment 3 to be executed by its respective duly authorized representative as of the Amendment 3 Effective Date.

HTG MOLECULAR DIAGNOSTICS

By: /s/ Timothy B. Johnson

Name: Timothy B. Johnson

Title: President, Chief Executive Officer

QIAGEN MANCHESTER LIMITED

By: /s/ Thierry Bernard

Name: Thierry Bernard

Title:  Sr. VP, Business Area MDx

HTG/QIAGEN CONFIDENTIAL	Page 2 of 2